Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, October 29, 2019 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter 2019 net income1 of $33.1 million, or $0.46 per diluted share, compared to net income of $33.9 million, or $0.45 per diluted share, during the prior quarter and net income of $46.3 million, or $0.58 per diluted share, during the third quarter of 2018.

Revenues of $270.7 million increased slightly compared to the prior quarter and decreased $24.4 million compared to the third quarter of 2018. Operating expenses of $230.7 million increased $1.8 million compared to the prior quarter and declined $5.0 million compared to the same quarter of 2018. The operating margin was 14.8% during the current quarter, compared to 15.3% during the prior quarter and 20.2% during the third quarter of 2018.

Assets under management ended the quarter at $68.8 billion, a decrease of 4% compared to the prior quarter and a decrease of 14% compared to the third quarter of 2018. Average assets under management were $70.5 billion during the current quarter, compared to $71.4 billion during the prior quarter and $79.5 billion during the third quarter of 2018. Net outflows of $2.7 billion during the current quarter were slightly higher compared to net outflows of $2.4 billion in the second quarter of 2019 and were higher compared to net outflows of $2.0 billion in the third quarter of 2018. Sales of $1.8 billion during the current quarter declined 16% and 30% compared to the prior quarter and the third quarter of 2018, respectively. Equity markets during the quarter continued to experience volatility leading to lower sales in key products as investors preferred lower-risk fixed income and money market funds. Redemptions improved slightly compared to the prior quarter and improved 3% compared to the third quarter of 2018.

Wealth management assets under administration ended the quarter at $57.1 billion, a slight decrease compared to the second quarter of 2019, and a 2% decrease compared to the same quarter in 2018. For both comparative periods, assets under administration decreased primarily due to outflows in non-advisory assets.

Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. shared,  “the quarter remained challenging from a flow perspective, especially within the unaffiliated channel of our asset management business.  However, strong expense control, progress in our wealth management business and the continued strength of our balance sheet provides opportunities to add to and enhance our capabilities as a diversified financial services organization.”

Revenues Analysis

Investment management fees decreased $1.1 million, or 1%, compared to the second quarter of 2019 due to a 1% decrease in average assets under management and a lower effective management fee rate, partially offset by one additional day in the quarter. The effective management fee rate was 62.9 basis points and decreased compared to the prior quarter’s rate entirely due to a true-up in fund fee waiver expenses. Adjusting for the true-up amount, the effective fee rate was consistent with the second quarter’s rate. Compared to the third quarter of 2018, investment management fees declined $17.5 million, or 14%, due to lower average assets under management and a lower effective management fee rate, which was approximately two basis points lower due to fee reductions in selected mutual funds implemented in July 2018.

Underwriting and distribution fees increased $2.3 million, or 2%, compared to the prior quarter, primarily due to an increase in advisory assets under administration. Compared to the same quarter in 2018, fees decreased $4.5 million, or 3%, due to lower service and distribution fees and lower commissionable sales, partially offset by an increase in advisory fees.

 1 Net income represents net income attributable to Waddell & Reed Financial, Inc.

Shareholder service fees decreased $0.7 million, or 3%, compared to the second quarter of 2019 due to a decrease in accounts and a nonrecurring decrease in revenue related to the outsourcing of our transfer agent transaction processing. Compared to the third quarter of 2018, shareholder service fees declined $2.4 million, or 9%, primarily due to fewer accounts and a decrease in average assets.

Operating Expenses Analysis

Distribution expenses increased $1.0 million, or 1%, compared to the prior quarter, as a result of the increase in underwriting and distribution revenue. Compared to the third quarter of 2018, expenses increased $0.8 million, or 1%. Rule 12b-1 commissions paid to third parties decreased consistent with the revenue decrease due to lower average mutual fund assets, however, this decrease was more than offset by an increase in the compensation grid for associated independent financial advisors starting in 2019.

Compensation and benefits expense increased $3.1 million, or 5%, compared to the prior quarter due to $3.0 million of severance expense, primarily related to the outsourcing of our transfer agency transactional processing operations.  Compared to the third quarter of 2018, compensation and benefits expense increased $0.4 million, or 1%, as severance in the current quarter was partially offset by lower costs from reduced headcount as well as a $1.3 million decrease in share-based compensation due to previously-issued awards vesting fully, as well as forfeitures.

General and administrative expenses increased $0.6 million, or 4%, in the current quarter primarily due to increases in recruiting costs, state business tax and insurance costs compared to the second quarter. Compared to the third quarter of 2018, expenses improved $0.9 million, or 5%, due to lower legal and consulting costs.

Technology costs decreased $1.4 million and $0.4 million compared to the prior quarter and third quarter of 2018, respectively.  The decrease in both periods was primarily related to a non-recurring benefit from the outsourcing of our transfer agent transactional processing operations.  Compared to the third quarter of 2018, the benefit was partially offset by costs from the centralized advisor desktop platform which was rolled out during the second quarter of 2019.

Occupancy and Marketing and advertising expenses decreased a combined $1.3 million, or 14%, compared to the prior quarter.  Compared to the third quarter of 2018, these expenses declined $1.8 million, or 19%. For both comparative periods, occupancy costs decreased as we realized cost savings from the closure of field offices, and marketing expenses decreased as prior period fund mergers have reduced fund-related marketing expenses.

Depreciation expense declined $0.4 million, or 8%, compared to the prior quarter and declined $3.3 million, or 41%, compared to the third quarter of 2018 primarily due to certain fixed assets reaching the end of their useful lives.

Investment and Other Income

Investment and other income declined $3.8 million compared to the prior quarter primarily due to lower unrealized gains on seed and corporate investment portfolios. Compared to the third quarter of 2018, investment and other income increased $3.5 million primarily due to unrealized gains on the seed and corporate investment portfolios and increased interest income from our corporate investment portfolio.

Assets Under Management

(in millions)

	Three Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Prior Qtr.		Year-over-Year Qtr.
	2019	2019	2018	Change	%	Change	%
Unaffiliated [1]
Beginning assets	$27,545	$27,506	$30,782	$39	0%	$(3,237)	(11)%
Sales [2]	999	1,291	1,589	(292)	(23)%	(590)	(37)%
Redemptions	(2,684)	(2,441)	(2,425)	(243)	(10)%	(259)	(11)%
Net exchanges	334	303	360	31	10%	(26)	(7)%
Net Flows	(1,351)	(847)	(476)	(504)	(60)%	(875)	(184)%
Market action	(337)	886	866	(1,223)	(138)%	(1,203)	(139)%
Ending assets	$25,857	$27,545	$31,172	$(1,688)	(6)%	$(5,315)	(17)%
Annualized organic growth rate	(19.6)%	(12.3)%	(6.2)%
Annualized redemption rate [3]	40.9%	36.7%	31.8%
Institutional
Beginning assets	$3,887	$4,053	$5,250	$(166)	(4)%	$(1,363)	(26)%
Sales [2]	49	54	83	(5)	(9)%	(34)	(41)%
Redemptions	(230)	(440)	(535)	210	48%	305	57%
Net exchanges	—	25	—	(25)	NM	—	NM%
Net Flows	(181)	(361)	(452)	180	50%	271	60%
Market action	(29)	195	389	(224)	(115)%	(418)	(107)%
Ending assets	$3,677	$3,887	$5,187	$(210)	(5)%	$(1,510)	(29)%
Annualized organic growth rate	(18.6)%	(35.6)%	(34.4)%
Annualized redemption rate [3]	23.9%	46.1%	40.8%
Wealth Management
Beginning assets	$40,444	$40,095	$42,619	$349	1%	$(2,175)	(5)%
Sales [2]	744	789	874	(45)	(6)%	(130)	(15)%
Redemptions	(1,542)	(1,609)	(1,612)	67	4%	70	4%
Net exchanges	(334)	(328)	(360)	(6)	(2)%	26	7%
Net Flows	(1,132)	(1,148)	(1,098)	16	1%	(34)	(3)%
Market action	(64)	1,497	1,662	(1,561)	(104)%	(1,726)	(104)%
Ending assets	$39,248	$40,444	$43,183	$(1,196)	(3)%	$(3,935)	(9)%
Annualized organic growth rate	(11.2)%	(11.5)%	(10.3)%
Annualized redemption rate [3]	13.4%	13.8%	12.8%
Consolidated Total
Beginning assets	$71,876	$71,654	$78,651	$222	0%	$(6,775)	(9)%
Sales [2]	1,792	2,134	2,546	(342)	(16)%	(754)	(30)%
Redemptions	(4,456)	(4,490)	(4,572)	34	1%	116	3%
Net exchanges	—	—	—	—	—	—	—
Net Flows	(2,664)	(2,356)	(2,026)	(308)	(13)%	(638)	(31)%
Market action	(430)	2,578	2,917	(3,008)	(117)%	(3,347)	(115)%
Ending assets	$68,782	$71,876	$79,542	$(3,094)	(4)%	$(10,760)	(14)%
Annualized organic growth rate	(14.8)%	(13.2)%	(10.3)%
Annualized redemption rate [3]	24.3%	24.3%	22.1%

(1)	Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only “DCIO”, Registered Investment Advisor “RIA” and Variable Annuity “VA”.
(2)	Sales is primarily gross sales (net of sales commissions). This amount also includes net reinvested dividends and capital gains, and investment income.
(3)	Excludes Money Market.

MorningStar Fund Rankings [1]	1 Year	3 Years	5 Years
Funds ranked in top half	54%	42%	29%
Assets ranked in top half	63%	63%	40%

MorningStar Ratings [1]	Overall	3 Years	5 Years
Funds with 4/5 stars	29%	29%	23%
Assets with 4/5 stars	45%	42%	36%

(1)	Based on class I share, which reflects the largest concentration of sales and assets.

	Three Months Ended
Wealth Management	Sep. 30,	Jun. 30,	Sep. 30,	Prior Qtr.		Year-over-Year Qtr.
(in millions)	2019	2019	2018	Change	%	Change	%
Assets under administration (AUA)
Advisory assets	$25,107	$24,789	$23,653	$318	1%	$1,454	6%
Non-advisory assets	32,006	32,641	34,468	(635)	(2)%	(2,462)	(7)%
Total assets under administration	57,113	57,430	58,121	(317)	(1)%	(1,008)	(2)%

Net new advisory assets [1]	$236	$253	$(87)	$(17)	(7)%	$323	371%
Net new non-advisory assets [1,2]	(769)	(885)	(931)	116	13%	162	17%
Total net new AUA [1,2]	(533)	(632)	(1,018)	99	16%	485	48%

Annualized advisory AUA growth [3]	3.8%	4.3%	(1.5)%
Annualized AUA growth [3]	(3.7)%	(4.5)%	(7.1)%

Advisors and advisor associates	1,344	1,347	1,425	(3)	NM	(81)	(6)%
Avg. trailing 12-month revenue per advisor [4] (in thousands)	$422	$408	$351	$14	3%	$71	20%

(1)	Net new assets are calculated as total client deposits and net transfers less client withdrawals.
(2)	Excludes activity related to products held outside of our wealth management platform. These assets represent less than 10% of total AUA.
(3)	Annualized growth is calculated as annualized quarterly net new assets divided by beginning AUA.
(4)	Production per Advisor is calculated as trailing 12- month Total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of Advisors. “Other” underwriting and distribution fees predominantly includes fees paid by Advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Prior Qtr.		Year-over-Year Qtr.
	2019	2019	2018	Change	%	Change	%
Revenues:
Investment management fees	$111,806	$112,870	$129,302	$(1,064)	(1)%	$(17,496)	(14)%
Underwriting and distribution fees	135,787	133,495	140,308	2,292	2%	(4,521)	(3)%
Shareholder service fees	23,087	23,789	25,508	(702)	(3)%	(2,421)	(9)%
Total	270,680	270,154	295,118	526	0%	(24,438)	(8)%
Operating expenses:
Distribution	117,425	116,477	116,591	948	1%	834	1%
Compensation and benefits (including share-based compensation of $11,580, $11,199 and $12,856, respectively)	64,999	61,876	64,561	3,123	5%	438	1%
General and administrative	16,680	16,037	17,559	643	4%	(879)	(5)%
Technology	15,019	16,442	15,414	(1,423)	(9)%	(395)	(3)%
Occupancy	5,684	6,701	7,148	(1,017)	(15)%	(1,464)	(20)%
Marketing and advertising	2,134	2,399	2,461	(265)	(11)%	(327)	(13)%
Depreciation	4,833	5,228	8,141	(395)	(8)%	(3,308)	(41)%
Subadvisory fees	3,882	3,715	3,767	167	4%	115	3%
Total	230,656	228,875	235,642	1,781	1%	(4,986)	(2)%
Operating income	40,024	41,279	59,476	(1,255)	(3)%	(19,452)	(33)%
Investment and other income	5,212	9,025	1,697	(3,813)	(42)%	3,515	207%
Interest expense	(1,562)	(1,552)	(1,555)	(10)	(1)%	(7)	(0)%
Income before provision for income taxes	43,674	48,752	59,618	(5,078)	(10)%	(15,944)	(27)%
Provision for income taxes	10,175	14,190	13,105	(4,015)	(28)%	(2,930)	(22)%
Net income	33,499	34,562	46,513	(1,063)	(3)%	(13,014)	(28)%
Net income (loss) attributable to redeemable noncontrolling interests	445	614	208	(169)	(28)%	237	114%
Net income attributable to Waddell & Reed Financial, Inc.	$33,054	$33,948	$46,305	$(894)	(3)%	$(13,251)	(29)%
Net income per share, basic and diluted:	$0.46	$0.45	$0.58
Weighted average shares outstanding - basic and diluted	72,387	74,694	79,595
Operating margin	14.8%	15.3%	20.2%

(1) Distribution expense
Unaffiliated	23,323	24,501	28,116
Wealth Management	94,102	91,976	88,475
	$117,425	$116,477	$116,591

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Nine Months Ended
	Sep. 30,	Sep. 30,
	2019	2018	Change	%
Revenues:
Investment management fees	$334,438	$393,385	$(58,947)	(15)%
Underwriting and distribution fees	395,527	416,222	(20,695)	(5)%
Shareholder service fees	70,279	78,464	(8,185)	(10)%
Total	800,244	888,071	(87,827)	(10)%
Operating expenses:
Distribution	343,696	345,376	(1,680)	(0)%
Compensation and benefits (including share-based compensation of $35,471 and $42,526, respectively)	191,718	199,174	(7,456)	(4)%
General and administrative	47,421	56,240	(8,819)	(16)%
Technology	47,769	49,293	(1,524)	(3)%
Occupancy	19,100	21,081	(1,981)	(9)%
Marketing and advertising	6,497	7,638	(1,141)	(15)%
Depreciation	16,062	19,262	(3,200)	(17)%
Subadvisory fees	11,154	11,158	(4)	(0)%
Intangible asset impairment	—	1,200	(1,200)	(100)%
Total	683,417	710,422	(27,005)	(4)%
Operating income	116,827	177,649	(60,822)	(34)%
Investment and other income	23,690	5,354	18,336	342%
Interest expense	(4,662)	(4,908)	246	5%
Income before provision for income taxes	135,855	178,095	(42,240)	(24)%
Provision for income taxes	35,036	41,355	(6,319)	(15)%
Net income	100,819	136,740	(35,921)	(26)%
Net income (loss) attributable to redeemable noncontrolling interests	1,763	(380)	2,143	564%
Net income attributable to Waddell & Reed Financial, Inc.	$99,056	$137,120	$(38,064)	(28)%
Net income per share, basic and diluted:	$1.33	$1.69
Weighted average shares outstanding - basic and diluted	74,446	81,372
Operating margin	14.6%	20.0%

(1) Distribution expense
Unaffiliated	71,124	87,155
Wealth Management	272,572	258,221
	$343,696	$345,376

Underwriting and distribution fees

(in thousands)

	For the three months ended Sep. 30, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$73,356	$73,356
Rule 12b-1 service and distribution fees	16,003	16,426	32,429
Sales commissions on front-end load mutual funds and variable annuity products	361	12,523	12,884
Sales commissions on other products	—	8,024	8,024
Other revenues	67	9,027	9,094
Total underwriting and distribution fees	$16,431	$119,356	$135,787

	For the three months ended Jun. 30, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$70,220	$70,220
Rule 12b-1 service and distribution fees	16,329	16,327	32,656
Sales commissions on front-end load mutual funds and variable annuity products	488	12,302	12,790
Sales commissions on other products	—	8,497	8,497
Other revenues	83	9,249	9,332
Total underwriting and distribution fees	$16,900	$116,595	$133,495

	For the three months ended Sep. 30, 2018
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$69,468	$69,468
Rule 12b-1 service and distribution fees	19,707	18,106	37,813
Sales commissions on front-end load mutual funds and variable annuity products	441	13,651	14,092
Sales commissions on other products	—	9,111	9,111
Other revenues	126	9,698	9,824
Total underwriting and distribution fees	$20,274	$120,034	$140,308

	For the nine months ended Sep. 30, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$208,806	$208,806
Rule 12b-1 service and distribution fees	48,514	48,441	96,955
Sales commissions on front-end load mutual funds and variable annuity products	1,287	36,845	38,132
Sales commissions on other products	—	24,127	24,127
Other revenues	242	27,265	27,507
Total underwriting and distribution fees	$50,043	$345,484	$395,527

	For the nine months ended Sep. 30, 2018
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$201,565	$201,565
Rule 12b-1 service and distribution fees	60,734	54,591	115,325
Sales commissions on front-end load mutual funds and variable annuity products	1,418	41,900	43,318
Sales commissions on other products	—	26,632	26,632
Other revenues	459	28,923	29,382
Total underwriting and distribution fees	$62,611	$353,611	$416,222

Unaudited Condensed Balance Sheet

(in thousands)

	Sep. 30,	Dec. 31,
	2019	2018
Assets
Cash & cash equivalents (unrestricted)	$162,567	$231,997
Investment securities	691,616	617,135
Other assets	205,269	285,649
Property and equipment, net	49,785	63,429
Goodwill and intangible assets	145,869	145,869
Total assets	$1,255,106	$1,344,079
Liabilities, redeemable noncontrolling interests and equity
Long-term debt	94,908	94,854
Other liabilities	303,755	354,312
Redeemable noncontrolling interests	16,913	11,463
Total stockholders’ equity	839,530	883,450
Liabilities, redeemable noncontrolling interests and equity	$1,255,106	$1,344,079
Shares outstanding	71,211	76,790

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2019	2019	2018	2019	2018
Cash provided by (used in):
Operating activities	$61,084	$40,644	$90,652	$84,231	$263,733
Investing activities	(14,173)	9,946	(7,160)	(18,160)	42,571
Financing activities	(58,591)	(53,605)	(50,131)	(171,709)	(242,636)
Net change during period	$(11,680)	$(3,015)	$33,361	$(105,638)	$63,668

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(in thousands, except number of shares)	2019	2019	2018	2019	2018
Shares repurchased
Number of shares	2,480,019	2,142,894	1,424,612	6,849,238	4,519,546
Total cost	$40,715	$36,824	$28,369	$116,677	$89,018
Dividend paid
Rate per share	$0.25	$0.25	$0.25	$0.25	$0.25
Total paid	$18,372	$18,840	$20,050	$56,560	$61,531
Capital returned to stockholders	$59,087	$55,664	$48,419	$173,237	$150,549

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Mike Daley, Vice President, Chief Accounting Officer & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyinvestments.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, we distribute our investment products through the unaffiliated channel under the IVY INVESTMENTS® brand (encompassing broker/dealer, retirement, and registered investment advisors), our wealth management channel (through independent financial advisors associated with WADDELL & REED, INC.), and our institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, which include, without limitation:

•	The loss of existing distribution relationships or inability to access new distribution relationships;

•	A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•	The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•	Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•	The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•	A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•	Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment;

•	Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•	Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•	A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•	Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2018 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2019. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.